UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2021

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	File Number: 333-67318	87-0291528
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                         OTHER EVENTS

            On March 3, 2021, we entered into a non-binding letter of intent with Energy Structuring, Inc., a Nevada corporation, to acquire all of the issued and outstanding shares of common stock of BITCENTRO, its crypto currency mining operation located in Canada, in consideration of $2,800,000, payable as follows: $500,000 in cash and $2,300,000 in common stock of company. Pending a definite purchase agreement, the purchase price could be adjusted to $3,050,000 with payments adjusted as follows: $500,000 in cash and $2,300,000 in common stock of company.

BitCentro currently operates a 94 mining-units operation netting about $850 USD daily or $25,000 + monthly.  The project is housed in a container with security and is over built in order to increase the number of units by 70 to max out just over 180 miners.  The business is currently mining Etherium using GPU miners and it has positive cash flow from current operations. With additional 70 new units, BitCentro plans to double its revenue and ensure that the 70 new additional units are ASIC miners for mining Bitcoin.  BitCentro believes that crypto mining in Canada, where the operation is located, is a competitive advantage because Canada’s one of the jurisdictions with the cheapest energy cost in the world.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GiveMePower Corporation

Dated:	March 3, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, MBA, CFM, MRSM
President and CEO (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary)